Exhibit 99.1
PRESS ANNOUNCEMENT

John Stewart	Rich Young
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8842
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE REPORTS 2008 SECOND QUARTER RESULTS
GAAP EPS up 74 percent; Non-GAAP EPS up 15 percent
BEDFORD, Mass., June 19, 2008—Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its second quarter ended May 31, 2008. Revenue for the quarter was $128 million, up 7 percent (up 1 percent at constant currency) from $120 million in the second quarter of fiscal 2007. Software license revenue increased 1 percent (down 4 percent at constant currency) to $45.0 million from $44.6 million in the same quarter last year.
On a generally accepted accounting principles (GAAP) basis, operating income increased 83 percent to $20.6 million from $11.3 million in the second quarter of fiscal 2007. Net income increased 72 percent to $14.5 million from $8.4 million in the same quarter last year. Diluted earnings per share increased 74 percent to 33 cents from 19 cents in the second quarter of fiscal 2007.
On a non-GAAP basis, operating income increased 15 percent to $29.1 million from $25.3 million in the same quarter last year. Non-GAAP net income increased 15 percent to $20.4 million from $17.8 million in the same quarter last year and non-GAAP diluted earnings per share increased 15 percent to 47 cents per share from 41 cents in the second quarter of fiscal 2007.
The non-GAAP results in the second quarter of fiscal 2008 exclude after-tax charges of $2.9 million for stock-based compensation, $2.8 million for amortization of acquired intangibles and $0.2 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices. The non-GAAP results in the second quarter of fiscal 2007 exclude after-tax charges of $6.0 million for stock-based compensation, $2.9 million for amortization of acquired intangibles and $0.5 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices. The GAAP and non-GAAP results in the second quarter of fiscal 2007 include an after-tax charge of $1.6 million (4 cents per share) resulting from a write-down associated with a portion of the implementation of a new ERP system.
The company’s cash and short-term investments at the end of the second quarter totaled $259 million. In addition, the company had approximately $68 million in investments related to municipal and student loan auction rate securities that were classified as non-current on the balance sheet because these securities failed to clear at auction and the company is currently unable to sell these securities in the market. The failed auctions have resulted in higher interest rates being earned on these securities, but the investments currently lack short-term liquidity.

The company purchased 0.6 million of its shares at a cost of $16.8 million in the second quarter of fiscal 2008. The company’s existing repurchase authorization, under which approximately 7.3 million shares remain available for repurchase, expires on September 30, 2008.
Joseph Alsop, co-founder and chief executive officer of Progress Software, stated: “Our overall revenue results were solid, with strong profitability. While our DataDirect® product line and our overall product license revenue were below our expectations, growth in our OpenEdge® and Enterprise Infrastructure product lines was in line with our expectations, with particularly strong growth in our Apama® product line.”
Quarterly Highlights
•	Progress Software announced the appointment of Ram Gupta to the Board of Directors of Progress Software Corporation (www.progress.com/ramgupta)

•	Farmers Alliance Mutual Insurance Company (FAMI), a leading mid-Western property and casualty insurance carrier, will deploy Progress® Sonic™ ESB in order to streamline its enterprise information technology (IT) infrastructure using a SOA framework and integrate several discrete applications, which are dispersed across various platforms. FAMI is undergoing a multi-year cost optimization project within its IT environment and regards the Sonic ESB as an integral part of its ability to reduce costs (www.progress.com/farmersalliance

•	Nordisk Mobiltelefon (NMT) is using the Progress Sonic ESB and Progress DataXtend® Semantic Integrator to support the rollout and standards-based integration of its operational and business support applications (OSS/BSS)( www.progress.com/nordisk

•	ING Wholesale Banking delivers algorithmic trading capabilities for emerging markets using the Progress Apama® Complex Event Processing (CEP) platform. ING will bring a combination of algorithmic trading capabilities and direct access to emerging European markets to its customers. The technology behind the service uses proprietary algorithms built using the Progress Apama) algorithmic trading platform (www.progress.com/ING).

•	Detica Group plc (DCA.L), the specialist business and technology consultancy, and Progress Software jointly announced the launch of the Detica Market Surveillance Accelerator powered by the Apama CEP platform (www.progress.com/Detica).

•	Progress announced the availability of the OpenEdge® 10.1C business application development platform. With this release, OpenEdge becomes the first business application development platform to support IPv6, a next generation Internet protocol designed to bring superior reliability, flexibility and security to the Internet. Other large vendors failed to reach this key government-regulated milestone at the time of the [April 15, 2008] press announcement, and in some cases were forced to recall products that were originally billed as IPv6-compliant (www.progress.com/openedge101C).

•	DataDirect Technologies, an operating company of Progress Software Corporation, announced that it has qualified to receive the NorthFace ScoreBoard AwardSM from Omega Management Group Corp. The award is presented annually to companies who, as rated by their own customers, achieved excellence in customer satisfaction during the prior calendar year. DataDirect Technologies’ SupportLinkSM Technical Services Program is a seven-time winner of this prestigious award (www.progress.com/northface).

Customer Highlights
The following organizations became new Progress customers or partners, adopted additional Progress technologies, or made major deployments of Progress technologies in the past quarter:
AEP Canada, Acadian Asset Management, Acer Active Organics, Allied Holdings, Ameriprise Financial, American Electric Power, Amdocs Inc, Amtrust North America, Annadale Technologies, Baker Hughes, Boats.com, Boeing, Buckeye Cablevision, CanWest Global Communication, Capula Limited, Carahsoft Technology, Cap Gemini Outsourcing, Cerner, Chesapeake Energy Corporation, CIBC, Del Monte Fresh Produce, Deutsche Leasing, Dow Jones & Co., DTE Energy, EDS, E Solutions Network, En-Net Services, Entergy, Fidelity Investment HRS, FirstMerit Bank, Fujitsu, GE Treasury, Greenplum, General Electric, Green Tree Servicing, Global Healthcare Exchange, Health Imaging Solutions, Healthcare District of Palm, Healthcare Partners, Hilton Grand Vacations, Insight Technology Solutions, iUniverse, JP Morgan Chase Bank, KAZ Group, Lake Washington School District, Last Minute Network, Linamar, Marketing Computer Service, Maryland State Board, Muir Group Housing, NCS Pearson, Nacco Materials Handling, Nordstrom, Northwest Community Hospital, Orion Corporation, Oxford University Press, Pharsight, PJM Interconnection, Public Interest Data, Quantum Data Systems, Qwest Communications, Savi Technology, SearchAmerica, Sephora, ServiceMaster, Shinko Corporation, Siemens, Software House International, Specialist Computer Center, State of New York, State of Utah, Strand Life Sciences, Texas Capital Bank, Texas Workforce Commission, The Members Group, The Nuance Group, UBS Financial, United Healthcare, United Launch Alliance, University of Illinois, University of Pennsylvania, Varma Mutual Pensions Insurance Company, Western Digital and Wood Consulting Services.
Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2008:
•	Revenue is expected to be in the range of $518 million to $526 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.33 to $1.37.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.91 to $1.95.

•	The non-GAAP projections exclude after-tax charges of approximately $13 million (30 cents per share) for stock-based compensation, approximately $11 million (26 cents per share) for amortization of acquired intangibles and an estimate of approximately $1 million (2 cents per share) for professional services fees associated with our ongoing stock option investigation and derivative lawsuits.
The company is providing the following guidance for the third fiscal quarter ending August 31, 2008:
•	Revenue is expected to be in the range of $125 million to $127 million.

•	GAAP diluted earnings per share are expected to be in the range of 29 cents to 31 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 43 cents to 45 cents.

•	The non-GAAP projections exclude after-tax charges of approximately $3 million (7 cents per share) for stock-based compensation and $3 million (7 cents per share) for amortization of acquired intangibles and professional services fees associated with our ongoing stock option investigation and derivative lawsuits.
Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
The Progress Software conference call to discuss its fiscal second quarter 2008 results will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website (www.progress.com), together with the slide presentation for the call, under the investor relations page.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the company’s business outlook, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for professional services and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, the company’s ability to complete and integrate acquisitions, and the company’s ability to penetrate international markets and manage its international operations; unanticipated consequences of the restatement completed in December 2006; risks associated with the SEC’s formal investigation of the company’s option-grant practices and pending shareholder litigation relating to such practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Apama, DataDirect, DataXtend, OpenEdge, Sonic, and Progress are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	May 31,	May 31,	Percent
(In thousands except per share data)	2008	2007	Change

Revenue:
Software licenses	$45,015	$44,555	1%
Maintenance and services	82,927	75,087	10%

Total revenue	127,942	119,642	7%

Costs of revenue:
Cost of software licenses	2,164	1,880	15%
Cost of maintenance and services	17,715	16,871	5%
Amortization of purchased technology	2,817	2,493	13%

Total costs of revenue	22,696	21,244	7%

Gross profit	105,246	98,398	7%

Operating expenses:
Sales and marketing	48,158	45,745	5%
Product development	20,530	20,389	1%
General and administrative	14,605	19,029	(23)%
Amortization of other acquired intangibles	1,349	1,946	(31)%

Total operating expenses	84,642	87,109	(3)%

Income from operations	20,604	11,289	83%
Other income, net	2,185	1,621	35%

Income before provision for income taxes	22,789	12,910	77%
Provision for income taxes	8,318	4,519	84%

Net income	$14,471	$8,391	72%

Earnings per share:
Basic	$0.35	$0.20	75%
Diluted	$0.33	$0.19	74%

Weighted average shares outstanding:
Basic	41,483	41,178	1%
Diluted	43,238	43,636	(1)%

	Six Months Ended
	May 31,	May 31,	Percent
	2008	2007	Change

Revenue:
Software licenses	$90,117	$89,284	1%
Maintenance and services	159,392	145,587	9%

Total revenue	249,509	234,871	6%

Costs of revenue:
Cost of software licenses	4,460	3,552	26%
Cost of maintenance and services	35,356	33,133	7%
Amortization of purchased technology	5,490	4,984	10%

Total costs of revenue	45,306	41,669	9%

Gross profit	204,203	193,202	6%

Operating expenses:
Sales and marketing	94,000	90,390	4%
Product development	41,223	41,184	0%
General and administrative	28,505	34,060	(16)%
Amortization of other acquired intangibles	2,723	3,926	(31)%

Total operating expenses	166,451	169,560	(2)%

Income from operations	37,752	23,642	60%
Other income, net	5,251	2,711	94%

Income before provision for income taxes	43,003	26,353	63%
Provision for income taxes	15,696	9,224	70%

Net income	$27,307	$17,129	59%

Earnings per share:
Basic	$0.65	$0.42	55%
Diluted	$0.62	$0.39	59%

Weighted average shares outstanding:
Basic	41,861	41,123	2%
Diluted	43,706	43,537	0%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended May 31, 2008			Three Months Ended May 31, 2007
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$127,942	$—	$127,942	$119,642	$—	$119,642	7%

Income from operations	$20,604	$8,543	$29,147	$11,289	$14,008	$25,297	15%
Amortization of acquired intangibles	(4,166)	4,166	—	(4,439)	4,439	—
Stock option investigation (1)	(267)	267	—	(755)	755	—
Stock-based compensation (2)	(4,110)	4,110	—	(8,814)	8,814	—

Operating margin percentage	16.1%		22.8%	9.4%		21.1%

Other income, net	$2,185	$—	$2,185	$1,621	$—	$1,621	35%

Effect on provision for income taxes from above adjustments (3)	$8,318	$2,648	$10,966	$4,519	$4,633	$9,152	20%

Net income	$14,471	$5,895	$20,366	$8,391	$9,375	$17,766	15%

Earnings per share — diluted	$0.33		$0.47	$0.19		$0.41	15%

Weighted average shares outstanding — diluted	43,238		43,238	43,636		43,636	(1)%

	Six Months Ended May 31, 2008			Six Months Ended May 31, 2007
	As			As			Percent
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$249,509	—	$249,509	$234,871	—	$234,871	6%

Income from operations	$37,752	$16,889	$54,641	$23,642	$25,176	$48,818	12%
Amortization of acquired intangibles	(8,213)	8,213	—	(8,910)	8,910	—
Stock option investigation (1)	(596)	596	—	(2,437)	2,437	—
Stock-based compensation (2)	(8,080)	8,080	—	(13,829)	13,829	—

Operating margin percentage	15.1%		21.9%	10.1%		20.8%	5%

Other income, net	$5,251	$—	$5,251	$2,711	$—	$2,711	94%

Effect on provision for income taxes from above adjustments (3)	$15,696	$5,266	$20,962	$9,224	$8,296	$17,520	20%

Net income	$27,307	$11,623	$38,930	$17,129	$16,880	$34,009	14%

Earnings per share — diluted	$0.62		$0.89	$0.39		$0.78	14%

Weighted average shares outstanding — diluted	43,706		43,706	43,537		43,537	0%

(1)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the company’s investigation and shareholder derivative lawsuits related to its historical stock option grant practices.

(2)	Stock-based compensation expense is included in the following GAAP operating expenses:

	Three Months Ended May 31, 2008			Three Months Ended May 31, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$13	$(13)	$—	43	$(43)	$—
Cost of maintenance and services	226	(226)	—	511	(511)	—
Sales and marketing	1,419	(1,419)	—	2,678	(2,678)	—
Product development	937	(937)	—	1,715	(1,715)	—
General and administrative	1,515	(1,515)	—	3,867	(3,867)	—

	$4,110	$(4,110)	$—	$8,814	$(8,814)	$—

	Six Months Ended May 31, 2008			Six Months Ended May 31, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$35	$(35)	$—	$74	$(74)	$—
Cost of maintenance and services	493	(493)	—	868	(868)	—
Sales and marketing	2,850	(2,850)	—	4,525	(4,525)	—
Product development	1,856	(1,856)	—	2,866	(2,866)	—
General and administrative	2,846	(2,846)	—	5,496	(5,496)	—

	$8,080	$(8,080)	$—	$13,829	$(13,829)	$—

Amounts represent the fair value of equity awards under SFAS 123R. Stock-based compensation expense in the three and six months ended May 31, 2007 also includes the cash settlement of equity awards to former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans, reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2007 and the incremental effect of make-whole cash payments to members of the Compensation Committee for options that were cancelled.

(3)	The Non-GAAP provision for income taxes was calculated reflecting an effective rate of 35% for the three months and six months ended May 31, 2008 and 34% for the three months and six months ended May 31, 2007.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	May 31,	November 30,
(In thousands)	2008	2007

Assets
Cash and short-term investments	$259,026	$339,525
Accounts receivable, net	88,041	93,998
Other current assets	36,508	30,900

Total current assets	383,575	464,423

Property and equipment, net	63,916	64,949
Goodwill and intangible assets, net	208,448	208,988
Investments in auction-rate securities	67,691	—
Other assets	31,372	23,468

Total	$755,002	$761,828

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$75,388	$92,983
Short-term deferred revenue	148,402	135,487

Total current liabilities	223,790	228,470

Long-term deferred revenue	10,981	11,200
Other liabilities	10,687	4,284
Shareholders’ equity:
Common stock and additional paid-in capital	230,466	240,647
Retained earnings	279,078	277,227

Total shareholders’ equity	509,544	517,874

Total	$755,002	$761,828

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	May 31,	May 31,
(In thousands except per share data)	2008	2007

Cash flows from operations:
Net income	$27,307	$17,129
Depreciation, amortization and other noncash items	21,568	28,642
Other changes in operating assets and liabilities	(2,044)	(6,753)

Net cash flows from operations	46,831	39,018
Capital expenditures	(3,935)	(9,622)
Investments in auction-rate securities	(71,555)	—
Acquisitions, net of cash acquired	(5,728)	—
Share repurchases, net of issuances	(44,897)	(2,170)
Other	(1,215)	2,236

Net change in cash and short-term investments	(80,499)	29,462
Cash and short-term investments, beginning of period	339,525	241,315

Cash and short-term investments, end of period	$259,026	$270,777